BlackBerry Limited

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2021

INTRODUCTION
This Conflict Minerals Report for BlackBerry Limited (“BlackBerry”, “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, (the “Rule”) for the reporting period from January 1 to December 31, 2021.
The Rule imposes certain reporting obligations on U.S Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain tantalum, tin, tungsten, or gold (defined by Item 1.01(d)(3) of Form SD as “Conflict Minerals”), that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any of those Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”), or is unable to determine the country of origin of those Conflict Minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the Conflict Minerals’ source and chain of custody.
Transportation and Asset Tracking hardware products manufactured on behalf of BlackBerry in 2021 contain Conflict Minerals including tantalum, tin, tungsten, and gold that are necessary to their functionality or production (“Necessary Conflict Minerals”). BlackBerry did not source these Conflict Minerals directly. These Conflict Minerals were typically commingled with minerals of varied provenance and then processed using chemical and/or thermal methods into purified metals and compounds. They are then either further processed and/or subsequently manufactured into components and materials by sub-tier suppliers of BlackBerry, and finally assembled into end products via an electronics manufacturing services provider.
For the reporting period from January 1 to December 31, 2021, BlackBerry conducted a Reasonable Country of Origin Inquiry (“RCOI”). A description of BlackBerry’s RCOI is included in Form SD. The results of our RCOI were as follows:
a)    a portion of our Necessary Conflict Minerals may have originated in a Covered Country and we have reason to believe that those Necessary Conflict Minerals are not from recycle or scrap sources; and
b)    a portion of our Necessary Conflict Minerals has an unknown origin.
The statements below are based on the due diligence activities performed to date and in good faith by BlackBerry and are based on the information available through May 12, 2022. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to: incomplete supplier, smelter, or refiner data; errors or omissions by suppliers, smelters or refiners; evolving definition and confirmation of smelters and refiners by the Responsible Minerals Initiative (the “RMI”); incomplete or inaccurate information from industry or other third-party sources; or aggregated data which is not wholly attributable to the parts, suppliers, smelters or refiners existing in BlackBerry’s supply chain.

DUE DILIGENCE MEASURES
We conducted due diligence on the source and chain of custody of the Necessary Conflict Minerals contained in products that we contracted to manufacture as described above to ascertain whether these minerals originated in a Covered Country and directly or indirectly financed or benefited non-state armed groups in any of these countries.

Design of Our Due Diligence Measures
With consideration of our scale and position in the supply chain, we have designed our Conflict Minerals due diligence measures to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) (the “OECD Guidance”), as applicable for tantalum, tin, tungsten and gold and for downstream companies (as the term is defined in the OECD Guidance), in all relevant material respects:
1.establish strong company management systems for Conflict Minerals supply chain due diligence;
2.identify and assess Conflict Minerals risks in our supply chain;
3.design and implement strategies to respond to Conflict Minerals risks identified;
4.contribute to independent third-party audits of the due diligence practices of Conflict Minerals smelters and refiners by participating in industry organizations; and
5.report on our Conflict Minerals supply chain due diligence activities.

Due Diligence Measures Performed
BlackBerry’s due diligence measures during, and in support of, the reporting year included the following activities:

Step 1: Establish strong company management systems for Conflict Minerals supply chain due diligence
1)Implemented our Responsible Minerals Policy by conducting due diligence on the source of Conflict Minerals contained in BlackBerry’s Transportation and Asset Tracking hardware products;
2)Maintained internal resources to advance BlackBerry’s Conflict Minerals Program and implement our Responsible Minerals Policy;
3)Maintained BlackBerry EthicsLink as a grievance mechanism support tool for use by employees and third parties as a confidential means of reporting violations of our policies and monitored the Responsible Minerals Initiative (the “RMI”) Grievance Report and discussions for any applicable issues; and
4)Maintained records associated with the implementation of BlackBerry’s due diligence process in accordance with specified requirements (minimum 5-year retention).

Step 2: Identify and assess risk in the supply chain
5)Identified relevant sub-tier suppliers with the potential for providing materials, components, subassemblies, or finished goods containing at least one of the Necessary Conflict Minerals;
6)Obtained information from relevant sub-tier suppliers through the RMI Conflict Minerals Reporting Template (“CMRT”), version 6.01 or later. This approach allows us to identify sourcing and Conflict Minerals due diligence information pertaining to BlackBerry’s supply chain, including the identification of smelters and refiners in the supply chains of BlackBerry’s sub-tier suppliers;
7)Reviewed CMRT submissions for completeness and data credibility against BlackBerry criteria and third-party data sources; and
8)Used information: as submitted by suppliers in the CMRT; as provided by the RMI as a benefit of our membership; and as collected from other third-party sources to conduct an RCOI as described in BlackBerry’s Form SD report.

Step 3: Design and implement a strategy to respond to identified risks
9)Provided due diligence guidance and communicated issues requiring corrective action based on assessments in Step 2 to relevant sub-tier suppliers.

Step 4: Carry out independent third-party audit of due diligence practices

10)Relied upon the due diligence conducted on smelters and refiners by the RMI’s Responsible Minerals Assurance Process (the “RMAP”). The RMAP relies on independent private sector auditors to audit the source, including mines of origin and chain of custody of the Conflict Minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners found to be RMAP conformant are those which the independent auditor has verified the responsible sourcing of minerals in conformance with RMAP requirements; and
11)Maintained an active membership in the RMI and supported expansion of the RMAP to additional smelters and refiners by contributing to the RMI workgroup to maintain and enhance the CMRT;

Step 5: Report on supply chain due diligence

12)As required under Section 13(p) of the Securities and Exchange Act of 1934, BlackBerry has filed a Form SD which includes this Conflict Minerals Report and made such information available on our website, demonstrating our progress in implementing our Responsible Minerals Policy.

Independent Private Sector Audit
This Conflict Minerals Report has not been subject to an independent private sector audit (“IPSA”). Per guidance issued by the SEC on April 29, 2014 and the related order subsequently issued on May 2, 2014, only issuers who describe their products as “DRC conflict free” are subject to an IPSA.
DUE DILIGENCE DETERMINATION

On the basis of the due diligence measures detailed above, which are on the source and chain of custody of the Conflict Minerals in BlackBerry’s products, BlackBerry describes the following products as “DRC Conflict Undeterminable” *:

Product Category
BlackBerry’s Transportation and Asset Tracking hardware products

*DRC conflict undeterminable products are those for which we were unable to determine that such products do not directly or indirectly finance or benefit armed groups in Covered Countries.

Facilities Processing Conflict Minerals
As described in Form SD, BlackBerry compiled the list of facilities processing Conflict Minerals (smelters and refiners) by surveying the manufacturers of the components and materials used in BlackBerry products. The survey responses were either specific to the components used in BlackBerry products or represented a broader segment of the manufacturer’s portfolio. The latter could result in the over-reporting of smelters and refiners (i.e., the inclusion of smelters and refiners who supply conflict minerals to the manufacturer for use in components and materials not actually used in BlackBerry products).
A summary of the status of the smelters and refiners which have been reported by these manufacturers, is provided in Table 1. The smelters and refiners are listed in Table 2. Facilities reported by manufacturers who do not meet the RMI’s definition of a “refiner” or “smelter” are not included in these tables.

Table 1: Status Summary of Facilities Processing Conflict Minerals
Conflict Mineral	Total	Conflict-Free Status**
		DRC Conflict-Free	Unknown
Gold	109	99 (91%)	10 (9%)
Tantalum	38	38 (100%)	0 (0%)
Tin	57	53 (93%)	4 (7%)
Tungsten	38	38 (100%)	0 (0%)
All	242	228 (94%)	14 (6%)

Table 2: List of Facilities Processing Conflict Minerals
Conflict Mineral	Name of Smelter or Refiner Processing Conflict Mineral	Location of Smelter or Refiner	Conflict-Free Status**
Gold	8853 S.p.A.	Italy	DRC Conflict-Free
Gold	Advanced Chemical Company	United States of America	DRC Conflict-Free
Gold	Aida Chemical Industries Co., Ltd.	Japan	DRC Conflict-Free
Gold	Al Etihad Gold LLC	United Arab Emirates	DRC Conflict-Free
Gold	Agosi A.G.	Germany	DRC Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	DRC Conflict-Free
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	DRC Conflict-Free
Gold	Argor-Heraeus S.A.	Switzerland	DRC Conflict-Free
Gold	Asahi Pretec Corp.	Japan	DRC Conflict-Free

Gold	Asahi Refining Canada Ltd.	Canada	DRC Conflict-Free
Gold	Asahi Refining USA Inc.	United States of America	DRC Conflict-Free
Gold	Asaka Riken Co., Ltd.	Japan	DRC Conflict-Free
Gold	AU Traders and Refiners	South Africa	Unknown
Gold	Aurubis AG	Germany	DRC Conflict-Free
Gold	Bangalore Refinery	India	DRC Conflict-Free
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	DRC Conflict-Free
Gold	Boliden AB	Sweden	DRC Conflict-Free
Gold	C. Hafner GmbH + Co. KG	Germany	DRC Conflict-Free
Gold	CCR Refinery - Glencore Canada Corporation	Canada	DRC Conflict-Free
Gold	Cendres + Metaux S.A.	Switzerland	DRC Conflict-Free
Gold	Chimet S.p.A.	Italy	DRC Conflict-Free
Gold	Chugai Mining	Japan	DRC Conflict-Free
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	DODUCO Contacts and Refining GmbH	Germany	DRC Conflict-Free
Gold	Dowa	Japan	DRC Conflict-Free
Gold	DSC (Do Sung Corporation)	Korea (Republic Of)	DRC Conflict-Free
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	DRC Conflict-Free
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	DRC Conflict-Free
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	DRC Conflict-Free
Gold	Emirates Gold DMCC	United Arab Emirates	DRC Conflict-Free
Gold	Geib Refining Corporation	United States of America	DRC Conflict-Free
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	DRC Conflict-Free
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	DRC Conflict-Free

Gold	Heraeus Germany GmbH Co. KG	Germany	DRC Conflict-Free
Gold	Heraeus Metals Hong Kong Ltd.	China	DRC Conflict-Free
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	DRC Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	DRC Conflict-Free
Gold	Istanbul Gold Refinery	Turkey	DRC Conflict-Free
Gold	Italpreziosi	Italy	DRC Conflict-Free
Gold	Japan Mint	Japan	DRC Conflict-Free
Gold	Jiangxi Copper Co., Ltd.	China	DRC Conflict-Free
Gold	JSC Novosibirsk Refinery	Russian Federation	Unknown
Gold	JSC Uralelectromed	Russian Federation	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	DRC Conflict-Free
Gold	Kazzinc	Kazakhstan	DRC Conflict-Free
Gold	Kennecott Utah Copper LLC	United States of America	DRC Conflict-Free
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	DRC Conflict-Free
Gold	Kojima Chemicals Co., Ltd.	Japan	DRC Conflict-Free
Gold	Korea Zinc Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Unknown
Gold	L'Orfebre S.A.	Andorra	DRC Conflict-Free
Gold	LS-NIKKO Copper Inc.	Korea (Republic Of)	DRC Conflict-Free
Gold	LT Metal Ltd.	Korea (Republic Of)	DRC Conflict-Free
Gold	Marsam Metals	Brazil	DRC Conflict-Free
Gold	Materion	United States of America	DRC Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	Japan	DRC Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd.	China	DRC Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	DRC Conflict-Free
Gold	Metalor Technologies (Suzhou) Ltd.	China	DRC Conflict-Free

Gold	Metalor Technologies S.A.	Switzerland	DRC Conflict-Free
Gold	Metalor USA Refining Corporation	United States of America	DRC Conflict-Free
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	DRC Conflict-Free
Gold	Mitsubishi Materials Corporation	Japan	DRC Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	DRC Conflict-Free
Gold	MMTC-PAMP India Pvt., Ltd.	India	DRC Conflict-Free
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	DRC Conflict-Free
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	DRC Conflict-Free
Gold	Nihon Material Co., Ltd.	Japan	DRC Conflict-Free
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	DRC Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	DRC Conflict-Free
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Unknown
Gold	PAMP S.A.	Switzerland	DRC Conflict-Free
Gold	Planta Recuperadora de Metales SpA	Chile	DRC Conflict-Free
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	DRC Conflict-Free
Gold	PX Precinox S.A.	Switzerland	DRC Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	South Africa	DRC Conflict-Free
Gold	REMONDIS PMR B.V.	Netherlands	DRC Conflict-Free
Gold	Royal Canadian Mint	Canada	DRC Conflict-Free
Gold	SAAMP	France	DRC Conflict-Free
Gold	Safimet S.p.A	Italy	DRC Conflict-Free
Gold	SAFINA A.S.	Czechia	DRC Conflict-Free
Gold	Samduck Precious Metals	Korea (Republic Of)	DRC Conflict-Free
Gold	SAXONIA Edelmetalle GmbH	Germany	DRC Conflict-Free

Gold	SEMPSA Joyeria Plateria S.A.	Spain	DRC Conflict-Free
Gold	Shandong Gold Smelting Co., Ltd.	China	DRC Conflict-Free
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	DRC Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	DRC Conflict-Free
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	DRC Conflict-Free
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Unknown
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	DRC Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	DRC Conflict-Free
Gold	SungEel HiMetal Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Gold	T.C.A S.p.A	Italy	DRC Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	DRC Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	Japan	DRC Conflict-Free
Gold	TOO Tau-Ken-Altyn	Kazakhstan	DRC Conflict-Free
Gold	Torecom	Korea (Republic Of)	DRC Conflict-Free
Gold	Umicore Precious Metals Thailand	Thailand	DRC Conflict-Free
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	DRC Conflict-Free
Gold	United Precious Metal Refining, Inc.	United States of America	DRC Conflict-Free
Gold	Valcambi S.A.	Switzerland	DRC Conflict-Free
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	DRC Conflict-Free
Gold	WIELAND Edelmetalle GmbH	Germany	DRC Conflict-Free
Gold	Yamakin Co., Ltd.	Japan	DRC Conflict-Free
Gold	Yokohama Metal Co., Ltd.	Japan	DRC Conflict-Free
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	DRC Conflict-Free

Tantalum	AMG Brasil	Brazil	DRC Conflict-Free
Tantalum	Asaka Riken Co., Ltd.	Japan	DRC Conflict-Free
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	D Block Metals, LLC	United States of America	DRC Conflict-Free
Tantalum	Exotech Inc.	United States of America	DRC Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	China	DRC Conflict-Free
Tantalum	FIR Metals & Resource Ltd.	China	DRC Conflict-Free
Tantalum	Global Advanced Metals Aizu	Japan	DRC Conflict-Free
Tantalum	Global Advanced Metals Boyertown	United States of America	DRC Conflict-Free
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	DRC Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	DRC Conflict-Free
Tantalum	H.C. Starck Inc.	United States of America	DRC Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiangxi Tuohong New Raw Material	China	DRC Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	KEMET de Mexico	Mexico	DRC Conflict-Free
Tantalum	Meta Materials	North Macedonia, Republic of	DRC Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	India	DRC Conflict-Free
Tantalum	Mineracao Taboca S.A.	Brazil	DRC Conflict-Free
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	DRC Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	DRC Conflict-Free

Tantalum	NPM Silmet AS	Estonia	DRC Conflict-Free
Tantalum	QuantumClean	United States of America	DRC Conflict-Free
Tantalum	Resind Industria e Comercio Ltda.	Brazil	DRC Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	DRC Conflict-Free
Tantalum	Taki Chemical Co., Ltd.	Japan	DRC Conflict-Free
Tantalum	TANIOBIS Co., Ltd.	Thailand	DRC Conflict-Free
Tantalum	TANIOBIS GmbH	Germany	DRC Conflict-Free
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	DRC Conflict-Free
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	DRC Conflict-Free
Tantalum	Telex Metals	United States of America	DRC Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	DRC Conflict-Free
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	DRC Conflict-Free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	DRC Conflict-Free
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	DRC Conflict-Free
Tin	Alpha	United States of America	DRC Conflict-Free
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	DRC Conflict-Free
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	DRC Conflict-Free
Tin	China Tin Group Co., Ltd.	China	DRC Conflict-Free
Tin	CV Venus Inti Perkasa	Indonesia	Unknown
Tin	Dowa	Japan	DRC Conflict-Free
Tin	EM Vinto	Bolivia (Plurinational State Of)	DRC Conflict-Free
Tin	Fenix Metals	Poland	DRC Conflict-Free
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	DRC Conflict-Free

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	DRC Conflict-Free
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	DRC Conflict-Free
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	DRC Conflict-Free
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	DRC Conflict-Free
Tin	Jiangxi New Nanshan Technology Ltd.	China	DRC Conflict-Free
Tin	Luna Smelter, Ltd.	Rwanda	DRC Conflict-Free
Tin	Ma’anshan Weitai Tin Co., Ltd.	China	DRC Conflict-Free
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	DRC Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	DRC Conflict-Free
Tin	Melt Metais e Ligas S.A.	Brazil	DRC Conflict-Free
Tin	Metallic Resources, Inc.	United States of America	DRC Conflict-Free
Tin	Metallo Belgium N.V.	Belgium	DRC Conflict-Free
Tin	Metallo Spain S.L.U.	Spain	DRC Conflict-Free
Tin	Mineracao Taboca S.A.	Brazil	DRC Conflict-Free
Tin	Minsur	Peru	DRC Conflict-Free
Tin	Mitsubishi Materials Corporation	Japan	DRC Conflict-Free
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	DRC Conflict-Free
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	DRC Conflict-Free
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State Of)	DRC Conflict-Free
Tin	PT Aries Kencana Sejahtera	Indonesia	Unknown
Tin	PT Artha Cipta Langgeng	Indonesia	DRC Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	DRC Conflict-Free
Tin	PT Babel Inti Perkasa	Indonesia	DRC Conflict-Free
Tin	PT Babel Surya Alam Lestari	Indonesia	DRC Conflict-Free
Tin	PT Bangka Serumpun	Indonesia	DRC Conflict-Free
Tin	PT Bukit Timah	Indonesia	DRC Conflict-Free
Tin	PT Cipta Persada Mulia	Indonesia	DRC Conflict-Free

Tin	PT Menara Cipta Mulia	Indonesia	DRC Conflict-Free
Tin	PT Mitra Stania Prima	Indonesia	DRC Conflict-Free
Tin	PT Prima Timah Utama	Indonesia	DRC Conflict-Free
Tin	PT Rajawali Rimba Perkasa	Indonesia	DRC Conflict-Free
Tin	PT Rajehan Ariq	Indonesia	DRC Conflict-Free
Tin	PT Refined Bangka Tin	Indonesia	DRC Conflict-Free
Tin	PT Stanindo Inti Perkasa	Indonesia	DRC Conflict-Free
Tin	PT Timah Tbk Kundur	Indonesia	DRC Conflict-Free
Tin	PT Timah Tbk Mentok	Indonesia	DRC Conflict-Free
Tin	PT Tinindo Inter Nusa	Indonesia	DRC Conflict-Free
Tin	Resind Industria e Comercio Ltda.	Brazil	DRC Conflict-Free
Tin	Rui Da Hung	Taiwan, Province Of China	DRC Conflict-Free
Tin	Soft Metais Ltda.	Brazil	DRC Conflict-Free
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	DRC Conflict-Free
Tin	Thaisarco	Thailand	DRC Conflict-Free
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	DRC Conflict-Free
Tin	Tin Technology & Refining	United States of America	DRC Conflict-Free
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	DRC Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	A.L.M.T. Corp.	Japan	DRC Conflict-Free
Tungsten	ACL Metais Eireli	Brazil	DRC Conflict-Free
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	DRC Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	DRC Conflict-Free
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Fujian Ganmin Rare Metal Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	DRC Conflict-Free

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	DRC Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	United States of America	DRC Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	H.C. Starck Tungsten GmbH	Germany	DRC Conflict-Free
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	DRC Conflict-Free
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tungsten	Hydrometallurg, JSC	Russian Federation	DRC Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	Japan	DRC Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Kennametal Fallon	United States of America	DRC Conflict-Free
Tungsten	Kennametal Huntsville	United States of America	DRC Conflict-Free
Tungsten	KGETS Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	DRC Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Masan High-Tech Materials	Viet Nam	DRC Conflict-Free
Tungsten	Moliren Ltd.	Russian Federation	DRC Conflict-Free

Tungsten	Niagara Refining LLC	United States of America	DRC Conflict-Free
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	DRC Conflict-Free
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	DRC Conflict-Free
Tungsten	Unecha Refractory metals plant	Russian Federation	DRC Conflict-Free
Tungsten	Wolfram Bergbau und Hutten AG	Austria	DRC Conflict-Free
Tungsten	Woltech Korea Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	DRC Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	DRC Conflict-Free
**Based on RMI’s Responsible Minerals Assurance Process (the “RMAP”) results through May 12, 2022. Facilities which are reported to be conformant to the RMAP or equivalent program are reasonably assumed to be “DRC Conflict-Free.” “DRC Conflict-Free” does not include facilities designated by the RMI as “Active” or any other status. In this report, ten of the smelters and refiners reported by suppliers were designated as “Non Conformant” by the RMI through May 12, 2022. All ten of these smelters or refiners have undergone a recent change in status as they were all listed as “Conformant” as of September 8, 2021. Seven of these smelters are gold smelters from the Russian Federation or Kyrgyzstan that have had their status modified recently to be deemed “Non Conformant” due to the current conflict in the region resulting in non-conformance to the RMAP audit standard. Given the lack of conclusive information such as a successful RMAP audit completion, they have been labeled as “Unknown” in this report.

Countries of Origin of Conflict Minerals
By conducting a Reasonable Country of Origin Inquiry as described in Form SD, BlackBerry established a list of countries, provided in Table 3, from which the facilities listed in Table 2 may be sourcing Conflict Minerals. BlackBerry has no specific knowledge linking the Conflict Minerals originating in any specific country to the metals present in any of its Transportation and Asset Tracking hardware products. To protect the confidentiality of minerals sourcing by smelters and refiners, the Responsible Minerals Initiative (RMI), London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC) in almost all respects have aggregated country of origin data. Being the primary source of the information in this table, the provision of data in this manner by the RMI, LBMA, and RJC results in considerable uncertainty when correlating specific countries to specific smelters and refiners, and subsequently BlackBerry products.

Table 3: Countries of Origin
Country	Gold	Tantalum	Tin	Tungsten
Argentina	X
Armenia	X
Australia	X	X	X	X
Austria				X
Azerbaijan	X
Benin	X
Bolivia (Plurinational State of)	X	X	X	X
Botswana	X
Brazil	X	X	X	X
Burkina Faso	X
Burundi***		X	X	X
Canada	X
Chile	X
China	X	X	X	X
Colombia	X	X	X	X
Côte D'Ivoire	X
Cuba	X
Democratic Republic of Congo***	X	X	X	X

Dominican Republic	X
Ecuador	X
Egypt	X
Eritrea	X
Ethiopia	X	X
Fiji	X
Finland	X
France		X
French Guiana	X
Germany	X	X	X
Ghana	X
Guatemala	X
Guinea	X
Guyana	X
Honduras	X
India		X
Indonesia	X		X
Japan	X
Kazakhstan	X			X
Kenya	X
Kyrgyzstan				X
Laos	X		X
Liberia	X
Madagascar		X
Malaysia		X	X	X

Mali	X
Mauritania	X
Mexico	X			X
Mongolia	X		X	X
Morocco	X
Mozambique	X	X
Myanmar		X	X	X
Namibia	X	X
New Zealand	X
Nicaragua	X
Niger	X
Nigeria		X	X	X
Oman	X
Panama	X
Papua New Guinea	X
Peru	X		X	X
Philippines	X			X
Portugal			X	X
Russian Federation	X	X	X	X
Rwanda***	X	X	X	X
Saudi Arabia	X
Senegal	X
Sierra Leone	X	X
Slovakia	X
South Africa	X
South Korea	X		X
Spain	X	X	X	X

Sudan	X
Suriname	X
Swaziland	X
Sweden	X
Taiwan			X
Tanzania***	X
Thailand	X	X	X	X
Turkey	X
Uganda***	X	X	X	X
United Kingdom			X	X
United States of America	X	X	X	X
Uzbekistan	X			X
Venezuela			X
Viet Nam			X	X
Zambia***	X
Zimbabwe		X		X
*** “Covered Countries” which include the Democratic Republic of Congo and its adjoining countries.

Efforts to Determine the Conflict Minerals’ Mine or Location of Origin
BlackBerry’s efforts to determine the conflict minerals’ mine or location of origin included two approaches: (i) use of the CMRT as a method to query and transmit sourcing information along the supply chain; and (ii) reliance on, and support for, the RMAP as an independent third party audit solution through which mineral sources are identified and independently evaluated.
The CMRT helps a company to identify the smelters and refiners within its supply chain and their sources of minerals. The use of the CMRT by industry participants is dependent upon each tier in the supply chain collecting information from its direct suppliers and passing it on to customers. The amount of detail and quality of data being collected by this process is improving; however, considering the number of tiers within BlackBerry’s supply chain, we expect that several reporting cycles will be needed to refine data collection.

The source of minerals is valuable intellectual property for most smelters, and the OECD Guidance acknowledges that reporting of information may be limited by concerns of business confidentiality. An independent third-party audit solution such as the RMAP can offer an efficient means to address these confidentiality concerns and to help promote the reliability of information collected. BlackBerry has therefore incorporated reliance on the RMAP as a key element of its due diligence process. Through the course of the RMAP smelter assessment process, independent auditors review information on the mines of origin for the smelters and refiners. To be conformant with the RMAP, smelters and refiners must have disclosed the identities of their mines or locations of origin to the auditors, and the auditors must have independently validated that sufficient evidence exists to support the sourcing claims and that those sources are DRC conflict-free.
BlackBerry is a member of the RMI and has been active in supporting the implementation and expansion of the RMAP.

Steps to Improve Due Diligence
BlackBerry is committed to being a socially and environmentally responsible corporation, within our own activities and through those in our supply chain. Despite our small scale and remote position in the supply chain, we expect to continue to engage with relevant manufacturers and the broader industry to improve our due diligence on the source and chain of custody of the Necessary Conflict Minerals.
We intend to continue impressing upon the manufacturers our expectation that they apply the OECD Guidance in good faith. We also expect to continue to focus our efforts working with industry peers through the RMI to improve the systems of transparency and control and leverage those systems within our own supply chain.
Although circumstances may change necessitating an adjustment of plans, specific steps we are contemplating to further improve our reasonable due diligence in 2022 include:
1)Providing guidance for relevant manufacturers on Conflict Mineral reporting and the OECD Guidance;
2)Enhancing our messaging regarding the use of RMAP, or equivalent, validated smelters and refiners;
3)Evaluating the due diligence best practices of companies for possible implementation at BlackBerry;
4)Using the updated CMRT and latest smelter lists for collecting due diligence information from relevant manufacturers;
5)Continuing our participation in the RMI;
6)Reviewing our Responsible Minerals Policy for opportunities to expand our expectations for responsible minerals sourcing both within and beyond conflict-affected areas and revising as appropriate;
7)Monitoring for the development of new or changing legislation; and
8)Encouraging the responsible sourcing of minerals from the Democratic Republic of Congo and adjoining countries.